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                                  EXHIBIT 16.1





                                                January 18, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by Spigadoro, Inc., (formerly known as IAT Multimedia, Inc.) which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 2000. We agree with the statements concerning our firm in such Form 8-K.

                                                Very Truly Yours,


                                            /s/ Rothstein, Kass & Company, P.C.